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EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
























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NABI
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                                                  SUBSIDIARIES OF THE REGISTRANT










Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.

     SUBSIDIARIES                                                    STATE OR NATION OF INCORPORATION
     ------------                                                    --------------------------------
     NABI Foreign Sales, Ltd....................................................Barbados, West Indies

     BioMune Corporation.....................................................................Delaware

     NABI Finance, Inc.......................................................................Delaware

     Nabi BioMedical GmbH.....................................................................Germany






















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